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                          EXHIBIT INDEX


EXHIBIT NO.       Description                     Page
-----------       -----------------------------   ---------------
  B-1             LLC Agreement                   Filed under
                                                  cover of
                                                  Form SE

  G-1             Financial Data Schedule         Filed herewith
                  for NEES (Parent Company Only)

  G-2             Financial Data Schedule         Filed herewith
                  for NEES (Consolidated)

  G-3             Financial Data Schedule         Filed herewith
                  for NEES Energy


                   FINANCIAL STATEMENT INDEX

Financial
Statement No.     Description                     Page
-------------     -----------                     ----

  1-A             Balance Sheet of NEES at        Filed herewith
                  June 30, 1996, Actual and
                  Pro Forma (Parent Company
                  only)

  1-B             Statement of Income and         Filed herewith
                  Retained Earnings for
                  NEES for twelve months ended
                  June 30, 1996, Actual and
                  Pro Forma (Parent Company
                  only)

  2-A             Consolidated Balance            Filed herewith
                  Sheet of NEES at June 30,
                  1996, Actual and Pro Forma

  2-B             Statement of Consolidated       Filed herewith
                  Income for NEES for
                  twelve months ended
                  June 30, 1996, Actual and
                  Pro Forma

  3-A             Balance Sheet of                Filed herewith
                  NEES Energy at June 30,1996,
                  Actual and Pro Forma

  3-B             Statement of Income for         Filed herewith
                  NEES Energy for twelve
                  months ended June 30, 1996,
                  Actual and Pro Forma